Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Receives Warning Letter from American Stock Exchange; Announces Annual Meeting Date

NORTHBROOK, Ill.—(BUSINESS WIRE)—Jan. 31, 2006— CGI Holding Corporation, d/b/a Think Partnership Inc. (AMEX:THK - News) today announced that on January 27, 2006, the Company received a letter from the American Stock Exchange (“AMEX”) advising the Company that, because the Company did not distribute an annual report to its shareholders for the year ended December 31, 2004, and did not hold an annual meeting of its shareholders for that year, the Company failed to comply with: (1) Section 610 of the AMEX Company Guide which requires a listed company to submit to its shareholders a copy of its annual report no later than four months after the close of the last preceding fiscal year; and (2) Section 704 of the Company Guide which requires a listed company to hold meetings of its stockholders annually to elect directors and to take action on other corporate matters.

In the letter, the AMEX advised the Company that it must comply with these requirements no later than March 31, 2006.  The AMEX has also required the Company to notify its shareholders in writing that it has delayed its annual meeting of shareholders explaining the reasons for the delay.

In May of 2005, the staff of the Securities and Exchange Commission notified the Company that its audited consolidated financial statements for the year ended December 31, 2004 were being reviewed.  Because these financial statements must be included in the 2004 annual report accompanying the Company’s proxy statement for its 2005 annual meeting, the Company delayed holding its meeting until the review was complete.  On December 30, 2005, as a result of this review, the Company restated the financial statements that are to be included in the 2004 annual report, and, based on oral comments received from the staff, restated the financial statements again on January 31, 2006.

The Company also announced today that it expects to hold its annual meeting of shareholders on March 14, 2006 and that shareholders of record as of the close of business on February 1, 2006 will be eligible to vote at the meeting in person or by proxy.  The Company expects to mail proxy materials to shareholders of record on or before February 14, 2006.

Gerard M. Jacobs, CEO of Think Partnership, stated, “We appreciate our shareholders’ patience.  We had initially hoped to hold our annual shareholder meeting last June, but the restatement issues caused us to delay this meeting.  We are now looking forward to holding our shareholder meeting on March 14th in Chicago.”

CGI Holding Corporation has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc.  The Company is based in Northbrook, Ill. and currently has 12 operating companies providing online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents (see www.thinkpartnership.com).  The Company has announced signed letters of intent to acquire: Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; iLead Media, Inc., Pleasant Grove, Utah, a recognized leader in online lead generation (see www.ileadmedia.com); and Litmus Media, Inc., North Kansas City, Missouri, a secure ad feed distribution provider (see www.litmusmedia.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo   (310) 832-2999

Sr. Vice President for Corporate Communications

  and Investor Relations

Xavier@thinkpartnership.com